UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

 INFORMATION

 Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

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☐	Definitive Information Statement

RAPID FIRE MARKETING, INC.
(Name of Registrant As Specified in Charter)

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RAPID FIRE MARKETING, INC.

311 West Third Street

Suite 1234

Carson City, NV 89701

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved an amendment to the articles of incorporation (the "Authorized Capital Amendment") to increase the total authorized capital from 5,000,000,000 shares of common stock, par value $0.001 to 20,000,000,000 shares of common stock (the "Increase in Authorized Capital").

 These actions were approved by written consent on October 29, 2014 by our Board of Directors and a majority of holders of our voting capital stock, in accordance with Nevada Revised Statutes. Our directors and majority of the shareholders of our outstanding capital stock, as of the record date of October 29, 2014, have approved the Increase in Authorized Capital Amendment as it was determined to be in the best interests of our Company and shareholders.

 WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

 Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least ten (10) days after the date of this Information Statement has been mailed to our shareholders. However, on November 3, 2014, the Secretary of States of the State of Nevada approved an amendment to increase our authorized shares to 20,000,000. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders notice of the actions taken. This Information Statement is first mailed to you on or about November 29, 2014.

For the Board of Directors

By:	/s/ Tom Allinder
Name:	Tom Allinder
Title:	Chief Executive Officer

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  RAPID FIRE MARKETING, INC.

311 West Third Street

Suite 1234

Carson City, NV 89701

INFORMATION STATEMENT REGARDING

ACTION TO BE TAKEN BY WRITTEN CONSENT OF

MAJORITY SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

 This Information Statement is being furnished to all holders of the common stock of Rapid Fire Marketing, Inc. (the "Company") as of October 29, 2014 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Authorized Capital Amendment.

 "We," "us," "our," the “Registrant” and the "Company" refers to Rapid Fire Marketing, Inc., a Nevada corporation.

SUMMARY OF CORPORATE ACTIONS

INFORMATION STATEMENT

This Information Statement is furnished to the stockholders of Rapid Fire Marketing, Inc., a Nevada corporation (the “Company”), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our outstanding voting power authorizing the board of directors of the Company to amend the articles of incorporation to increase the total authorized capital to 20,000,000,000 shares of common stock, par value $0.001 (the "Authorized Capital Amendment").

On October 29, 2014, the Company obtained the approval of the Authorized Capital Amendment by written consent of Tom Allinder, the Company’s majority stockholder (the “Majority Stockholder”). The Majority Stockholder is the record owner of an aggregate 150,000,000 shares of common stock,) and 16,000,000 shares of Series B Preferred Stock (each share has voting rights equivalent to 2,000 shares of common stock).

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The date on which this Information Statement will be sent to stockholders will be on or about November 29, 2014 and is being furnished to all holders of the common stock of the Company on record as of October 29, 2014.

The Board of Directors, and persons owning a majority of the outstanding voting securities of the Company have unanimously adopted, ratified and approved the proposed actions by the Company's board of directors. No other votes are required or necessary.

The Quarterly Report on Form 10-Q for the quarters ended September 30, 2014, June 30, 2014 and March 31, 2014, the Annual Report on Form 10-K for fiscal year ended December 31, 2013 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 filed by the Company during the past two years with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov  in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it.

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (775) 461-5127. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to the Company's Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to affect the Authorized Capital Amendment. The Company’s certificate of incorporation does not authorize cumulative voting. As of the record date, the Company had 4,785,208,217 voting shares of common stock issued and outstanding and 16,000,000 shares of Series B preferred stock issued and outstanding. The Majority Stockholder of the shares of common stock holds 150,000,000 shares, which represents approximately 3.13% of the voting rights associated with the Company’s shares of common stock. The Majority Stockholder holds 100% of the shares of Series B preferred stock, which are entitled to 32,000,000,000 votes. The Majority Stockholder voted in favor of the Authorized Capital Amendment described herein in a majority written consent, dated October 29, 2014.

PROPOSAL I

AMENDMENT TO OUR ARTICLES OF INCORPORATION

TO INCREASE THE AUTHORIZED CAPITAL OF THE CORPORATION

On October 29, 2014, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved the amendment the Company's Articles to increase the authorized share capital of the Company to 20,000,000,000 shares of common stock with the same par value of $0.001 per share. The purpose of this proposed increase in authorized share capital is to make available additional shares of common stock for issuance for general corporate purposes, including those contemplated by various contractual agreements, the prospective business operations of the Company and subsequent financing activities, without the requirement of further action by the shareholders of the Company. The Board of Directors has considered potential uses of the additional authorized shares of common stock, which may include the seeking of additional equity financing through public or private offerings, establishing additional employee or director equity compensation plans or arrangements or for other general corporate purposes. Increasing the authorized number of shares of the common stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of common stock in most cases without the expense or delay of seeking further approval from the shareholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company's best interests and in the best interests of the shareholders of the Company. However, there are no definitive agreements in place regarding future issuances.

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The shares of common stock do not carry any pre-emptive rights. The adoption of the Amendment will not of itself cause any changes in the Company's capital accounts.

The increase in authorized share capital will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized shares of common stock without requiring future approval from the shareholders of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing shareholders' percentage equity ownership interests and, depending upon the price at which such shares of common stock are issued, could be dilutive to the existing shareholders. Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock of the Company.

One of the effects of the increase in authorized share capital, if adopted, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (including private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the shareholders of the Company might view as desirable.

The Company does not have any current definitive or executed agreements regarding further proposals and arrangements to issue additional shares that will become authorized share capital of the Company pursuant to the Authorized Capital Amendment. Also, the Authorized Capital Amendment will result in an increase in the number of authorized but unissued shares of the Company's common stock, it may be construed as having an anti-takeover effect. Although the Authorized Capital Amendment is not being undertaken for this purpose, in the future the board of directors could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the board of directors in opposing a hostile takeover bid. Such use of the Company's common stock could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the board of directors.

Effective Time of the Authorized Capital Amendment

Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least ten (10) days after the date of this Information Statement has been mailed to our shareholders. However, on November 3, 2014, the Secretary of States of the State of Nevada approved an amendment to increase our authorized shares to 20,000,000. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders notice of the actions taken. This Information Statement is first mailed to you on or about November 29, 2014.

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No Appraisal Rights for the Amendment

Under Nevada law, the Company’s shareholders are not entitled to appraisal rights with respect to the Authorized Capital Amendment and the Company will not independently provide shareholders with any such right.

BOARD OF DIRECTORS’

AND STOCKHOLDER APPROVAL

As our directors and holders of over a majority of our voting power signed a written consent in favor of the Amendment to the Articles of Incorporation and the Authorized Capital Amendment, we are authorized to file Articles of Amendment to the Articles of Incorporation with the Nevada Secretary of State. The Authorized Capital Amendment will be effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Nevada.

 The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

VOTING SECURITIES OF THE COMPANY

As of October 29, 2014 (the "Record Date"), the Company had 4,785,208,217 shares of Common Stock issued and outstanding out of 5,000,000,000 authorized shares of Common Stock. As of the Record Date, the Company had 16,000,000 shares of Series B Preferred Stock issued and outstanding out of 25,000,000 authorized shares of preferred stock.

Holders of record of the Common Stock and the Series B Preferred Stock at the close of business on the Record Date were entitled to participate in the written consent of our shareholders. Each share Common Stock was entitled to one vote. Each share of Series B Preferred Stock was entitled to 2,000 votes.

MAJORITY STOCKHOLDER

As of October 29, 2014, there were 36,785,208,217 voting shares issued and outstanding, including all of the Common Stock and the Series B Preferred Stock. Pursuant to Section 78.320 of the Nevada Revised Statutes, at least a majority of the voting equity of the Company, or at least 18,392,604,109 votes, are required to approve the Proposal by written consent. The Majority Stockholder, namely, Tom Allinder, holds in the aggregate 32,150,000,000 votes (and therefore having approximately 87.39% of the total voting power of all outstanding voting capital), has voted in favor of the Proposal satisfying the requirement under Section 78.320 of the Nevada Revised Statutes that at least a majority of the voting equity vote in favor of a corporate action by written consent.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of October 29, 2014 for: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (ii) each of our named executive officers and directors; and (iii) all of our current named executive officers and directors as a group. Unless otherwise noted, we believe that each beneficial owner named in the table has sole voting and investment power with respect to the shares shown, subject to community property laws where applicable. An asterisk (*) denotes beneficial ownership of less than one percent.

Name and Address of Beneficial Owner	Common Stock		Preferred Stock		% of Total Voting Power (3)
	Number of Shares	% of Class (1)	Number of Shares	% of Class (2)
Directors and Officers
Tom Allinder	150,000,000	3.13%	16,000,000	100%	87.39%
5% Shareholders and Holders of Convertible Stock
IRONRIDGE GLOBAL IV, LTD.ONE LIBERTY PLAZA, 52 FLOOR, NEW YORK NY 10006 (4)	326,000,000	6.813%	-	-	*
ICONIC HOLDINGS, LLC 7200 WISCONSIN AVE, SUITE 206, BETHESDA MD 20814 (5)	52,631,579	1.1%

(1) Based on 4,785,208,217 shares of Common Stock issued and outstanding as of October 29, 2014.

(2) Based on 16,000,000 shares of Series B Preferred Stock issued and outstanding. Each share of Series B Preferred Stock has 2,000 votes.

(3) Percentage Total Voting Power represents total voting power for each beneficial owner with respect to all shares of our Common Stock and Series B Preferred Stock beneficially owner as of October 29, 2014.

(4) As of September 30, 2014, approximately $650,000 of the Series A2 Notes balance remained unpaid to Ironridge Global IV, Ltd. The Series A2 can be converted at any time and has a fixed conversion price of $0.00225 per common share. As of September 30, 2014, $4,949,505 of the Series C Notes balance remained unpaid. At no point in time may Ironridge Global IV, Ltd. hold more than 9.99% of the total outstanding common stock or other voting securities of the Company.

(5) On February 28, 2014, the Company, entered into an Equity Line of Credit (the “Equity Line of Credit”) with Iconic Holdings, LLC (“Iconic”). Pursuant to the Equity Line of Credit, Iconic committed to purchase up to $2,000,000 of the Company’s common stock over twenty-four months from the first day following the effectiveness of a registration statement. Iconic is not obligated to purchase shares if its total number of shares beneficially held at that time would exceed 4.99% of the number of shares of the Company’s outstanding common stock as determined in accordance with Rule 13d-1 of the Securities Exchange Act of 1934, as amended. In addition, the Company is not permitted to draw on the facility unless there is an effective registration statement to cover the resale of the shares, which it does not currently have in place.

On January 28, 2014, Iconic bought a 10% convertible note issued by the Company. As of September 30, 2014, the outstanding balance on the note is $85,000 in principal. At any time the note may be converted into common stock, at the lower of $0.0006 or 50% discount off the lowest trading price for the Company’s common stock within the twenty (20) days preceding the conversion. Pursuant to the terms of the convertible note, the holder will not submit a conversion to the Company that would result in the holder owning more than 9.99% of the total outstanding shares of the Company.

* Less than 1%

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WHERE YOU CAN FIND MORE INFORMATION

 We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov .

INCORPORATION OF FINANCIAL INFORMATION

 We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our Quarterly Report on Form 10-Q for quarterly periods ended September 30, 2014, June 30, 2014, March 31, 2014 and June 30, 2014, our Annual Report on Form 10-K for fiscal year ended December 31, 2013 and our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2013, June 30, 2013 and March 31, 2013. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

RAPID FIRE MARKETING, INC.

311 West Third Street

Suite 1234

Carson City, NV 89701

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this information statement carefully.

Dated: November 20, 2014

By Order of the Board of Directors

/s/ Tom Allinder
Chief Executive Officer and Director

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